EXHIBIT 21.1

SUBSIDIARIES AND BRANCH OFFICES OF SAPIENT CORPORATION

AS OF DECEMBER 31, 2013

Jurisdiction of Incorporation or Organization
Entity
“la comunidad” CORPORATION	United States - Florida
D&D Holdings Limited	United Kingdom
DAD International BV	The Netherlands
Derivatives Consulting Group (Holdings) Limited	United Kingdom
Derivatives Consulting (UK) Limited	United Kingdom
Derivatives Consulting Group LLC	United States - New York
Digital and Direct Communications Limited	United Kingdom
Digital and Direct Communications-E Limited	United Kingdom
Engine Room Studio, Inc.	United States - New York
iThink Comunicação e Publicidade LTDA	Brazil
La Comunidad S.A.	Argentina
Left Blue Sky Inc.	United States - New York
Mphasize, LLC	United States - Connecticut
Nitro Group Pty Ltd	Australia
Nitro Hong Kong Limited	Hong Kong
Sapient (BVI) Limited	British Virgin Islands
Sapient (Gibraltar) Limited	Gibraltar
Sapient (HK) Limited	Hong Kong
Sapient Asia Holdings Luxembourg S.à.r.l.	Luxembourg
Sapient Austria^	Austria
Sapient Limited Belgium Branch^	Belgium
Sapient Brasil Serviços E Participações Ltda	Brazil
Sapient Canada Inc.	Canada
Sapient Consulting (Singapore) Private Limited	Singapore
Sapient Consulting (Singapore) Private Limited, Korea Branch^	Korea
Sapient Consulting Limited	India
Sapient France S.à.r.l.	France
Sapient Geneva^	Geneva
Sapient GmbH	Germany
Sapient Government Services, Inc.	United States - Delaware
Sapient Holdings Luxembourg S.à.r.l.	Luxembourg
Sapient International GmbH	Switzerland
Sapient Italy S.r.l.	Italy
Sapient Limited	United Kingdom
Sapient Mauritius Holdings Ltd	Republic of Mauritius
Sapient NA Holdings, LLC	United States - Delaware
Sapient Netherlands B.V.	The Netherlands
Sapient Operations Luxembourg S.à.r.l.	Luxembourg
Sapient Securities Corporation	United States - Massachusetts
Sapient Sweden AB	Sweden
Sapient Switzerland GmbH	Switzerland
Sapient US Holdings, LLC	United States - Delaware

SapientNitro Limited	United Kingdom
SapientNitro LLC	Russia
SapientNitro NA Holdings, LLC	United States - Delaware
SapientNitro Pty Ltd	Australia
SapientNitro USA, Inc.	United States - Delaware
Second Story, Inc.	United States - Oregon
Shanghai Nitro Advertising Co. Limited	People’s Republic of China
Shanghai Nitro Consulting Co., Ltd.	People’s Republic of China
The Derivatives Consulting Group Limited	United Kingdom

^	denotes branch office